SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2010

Horizon Bancorporation, Inc.
(Exact name of Registrant as specified in its charter)

Florida	333-71773	65-0840565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1204  64th Street Court East, Bradenton, Florida 34208
(Address of principal executive offices)

(941) 745-2101
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.03	Bankruptcy or Receivership
Item 8.0	Other Events

On September 10, 2010, Horizon Bank, the Florida state bank wholly-owned by Horizon Bancorporation, Inc. (the “Company”), failed and the Federal Deposit Insurance Corporation (“FDIC”) was appointed a receiver for the Bank and its assets.

The Company’s existing management team, consisting of Charles S. Conoley, as President and CEO, and Kathleen M. Jepson, as CFO, and the Company’s existing directors will continue to manage the affairs of the Company.  Management and the Board of Directors are currently evaluating the possibility of the Company entering into one or more lines of business, which may or may not involve the ownership of a financial institution, while, in the short run, resolving all outstanding issues stemming from Horizon Bank’s receivership.  We do intend to maintain, for the foreseeable future, the Company’s status as a fully reporting public company.

Any inquiries may be addressed to Charles S. Conoley at (941-745-2101.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Bancorporation, Inc. Registrant
Date: September 17, 2010	By:	/s/Charles S. Conoley Charles S. Conoley President and Chief Executive Officer (Principal Executive Officer)